File No. 333-_________
As filed with the Securities and Exchange Commission on June 30, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-0138854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

Charles N. Hazen
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

With a copy to:

Judith D. Fryer, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public.  As soon as practicable after effectiveness of this registration statement.

If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☑

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b)  under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                               Accelerated filer ☐

Non-accelerated filer  (Do not check if smaller reporting company)   ☑           Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common stock, $0.001 par value per share	15,657,620	$9.58	$150,000,000	$10,695

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)
A registration fee of $235,400.00 was previously paid in connection with the registration statement on Form S-11 (No. 333-130114) originally filed by Hines Real Estate Investment Trust, Inc. (“Hines REIT”) on December 5, 2005 (the “Prior Registration Statement”) relating to Hines REIT’s offering of $2.2 billion in shares of its common stock.  On September 2, 2008, Hines REIT filed Post-Effective Amendment No. 11 to the Prior Registration Statement, wherein Hines REIT removed from registration $728.1 million in shares that were registered under the Prior Registration Statement and remained unsold at the termination of the offering made pursuant thereto.  Thus, pursuant to Rule 457(p) under the Securities Act, $10,695.00 out of the filing fee of $235,400.00 previously paid by the registrant may be applied to the total filing fee of $10,695.00 for this registration statement. As a result, no filing fee is due in connection with this registration statement.

PROSPECTUS
Hines Real Estate Investment Trust, Inc.

$150,000,000 in Shares of Common Stock

HINES REAL ESTATE INVESTMENT TRUST, INC. DIVIDEND REINVESTMENT PLAN

We are a Maryland corporation sponsored by Hines Interests Limited Partnership, or Hines, a fully integrated global real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 50 years. We invest primarily in institutional-quality office properties located throughout the United States. In addition, we have invested or may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, loans and ground leases. As of May 31, 2010, we had direct and indirect interests in 60 properties. These properties consist of 45 U.S. office properties, one mixed-use office and retail complex in Toronto, Ontario, one industrial property in Dallas, Texas, one industrial property in Brazil and a portfolio of 12 grocery-anchored shopping centers located in five states primarily in the southeastern United States. We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

This prospectus relates to $150,000,000 in shares of common stock, $0.001, par value per share, of Hines Real Estate Investment Trust, Inc. registered for purchase under the Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan  (the “Plan”).

The Plan provides our stockholders with a simple and convenient method of reinvesting cash distributions and purchasing shares of our common stock. Some of the significant features of the Plan are as follows:

•	Our current stockholders may purchase additional shares of common stock, if desired, by automatically reinvesting all of their cash distributions in shares of common stock under the Plan.

•	The purchase price for shares of common stock under the Plan will be determined by our board of directors and will initially be $9.58 per share.

•	Stockholders may participate in the Plan by completing and executing an enrollment form. If you are already enrolled in the Plan, no action is required.

•
Stockholders may terminate participation in the Plan at any time without penalty by delivering written notice to us. Any such withdrawal from participation will be effective beginning with the first distribution paid more than 30 days following our receipt of written notice. In addition, we may terminate the Plan for any reason by providing 10 days’ notice to you.

•	Cash distributions are still taxable even though they will be reinvested in our shares of common stock pursuant to the Plan.

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 2 of this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in shares of our common stock.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York  nor any state securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2010.

i

PROSPECTUS SUMMARY

Hines Real Estate Investment Trust, Inc.

Hines Real Estate Investment Trust, Inc. is a Maryland corporation sponsored by Hines, a fully integrated global real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 50 years. We invest primarily in institutional-quality office properties located throughout the United States. In addition, we have invested or may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, loans and ground leases. As of May 31, 2010, we had direct and indirect interests in 60 properties. These properties consist of 45 U.S. office properties, one mixed-use office and retail complex in Toronto, Ontario, one industrial property in Dallas, Texas, one industrial property in Brazil and a portfolio of 12 grocery-anchored shopping centers located in five states primarily in the southeastern United States. We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes. We are structured as an umbrella partnership real estate investment trust, or UPREIT, and substantially all of our current and future business is and will be conducted through Hines REIT Properties, L.P. (the “Operating Partnership”). We refer to ourselves, the Operating Partnership and its wholly-owned subsidiaries as the “Company,” and the use of “we,” “our,” “us” or similar pronouns in this prospectus refers to Hines or the Company as required by the context in which such pronoun is used.

Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.HinesREI.com.

Terms of the Offering

We are offering up to $150,000,000 in shares of our common stock to our stockholders pursuant to the Plan at a price of $9.58 per share. We will offer shares pursuant to the Plan until the earlier of June 30, 2012 or the date we sell all $150,000,000 worth of shares in this offering. This offering must be registered or exempt from registration in every state or jurisdiction in which we offer or sell shares. If this offering is not exempt from registration in a particular state or jurisdiction, the required registration generally is effective for a period of one year. Therefore, we may have to stop offering and selling shares in any state or jurisdiction in which the registration is not renewed annually and the offering is not otherwise exempt from registration. In the event that we are not able to offer and sell shares in any particular state or jurisdiction, we will pay cash distributions to the residents of that state or jurisdiction until we are able to register, or obtain an exemption for, the offering.

Distribution Reinvestment Plan

The prospectus describes the Plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of your participation in the Plan, you will be taxed on your distributions to the extent they constitute taxable income, and participation in the Plan would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability.

Use of Proceeds

The proceeds raised pursuant to the Plan will be used for general corporate purposes, including, but not limited to, funding our share redemption program, investing in real properties and other real estate investments, paying fees and other expenses and repaying debt. We cannot predict with any certainty how much of the Plan proceeds will be used for any of the above purposes, and we have no basis for estimating the number of Plan shares that will be sold.

ABOUT THIS PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference. The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the Securities and Exchange Commission (“SEC”) or from us, as described below. This prospectus may only be used where it is legal to sell these securities.  An investment in our securities involves certain risks that should be carefully considered by prospective investors.  See “Risk Factors” below.

RISK FACTORS

Investing in our securities involves a high degree of risk. We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business in “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10−K and in our most recent Quarterly Report on Form 10-Q, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, economic updates, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, the availability of future financing and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying forward-looking statements could be inaccurate. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, pay distributions to our stockholders and maintain the value of the real estate properties in which we hold an interest, may be significantly hindered.  The following are some of the risks and uncertainties, which could cause actual results to differ materially from those presented in certain forward-looking statements:

•
Whether we will have the opportunity to invest offering and dividend reinvestment plan proceeds to acquire properties or other investments or whether such proceeds will be needed to redeem shares or for other purposes; and if proceeds are available for investment, our ability to make such investments in a timely manner and at appropriate amounts that provide acceptable returns;

•
The potential need to fund tenant improvements, lease-up costs or other capital expenditures, as well as increases in property operating expenses and costs of compliance with environmental matters or discovery of previously undetected environmentally hazardous or other undetected adverse conditions at our properties;

•	Our ability to raise significant additional capital;

•	Risks associated with debt;

•	Competition for tenants and real estate investment opportunities, including competition with affiliates of Hines;

•
Risks associated with adverse changes in general economic or local market conditions, including terrorist attacks and other acts of violence, which may affect the markets in which we and our tenants operate;

•	Catastrophic events, such as hurricanes, earthquakes and terrorist attacks; and our ability to secure adequate insurance at reasonable and appropriate rates;

•	Risks associated with the currency exchange rate related to our international investments;

•
International investment risks, including the burden of complying with a wide variety of foreign laws and the uncertainty of such laws, the tax treatment of transaction structures, political and economic instability, foreign currency fluctuations, and inflation and governmental measures to curb inflation may adversely affect our operations and our ability to make distributions;

•	The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments;

•
Changes in governmental, tax, real estate and zoning laws and regulations and the related costs of compliance and increases in our administrative operating expenses, including expenses associated with operating as a public company;

•
Risks relating to our investment in Hines US Core Office Fund LP (the “Core Fund”), such as its reliance on Hines for its operations and investments, and our potential liability for Core Fund obligations;

•	The lack of liquidity associated with our assets;

•
Our reliance on Hines Advisors Limited Partnership (our “Advisor”), Hines and affiliates of Hines for our day-to-day operations and the selection of real estate investments, and our Advisor’s ability to attract and retain high-quality personnel who can provide service at a level acceptable to us;

•
Risks associated with conflicts of interests that result from our relationship with our Advisor, and Hines, as well as conflicts of interests certain of our officers and directors face relating to the positions they hold with other entities; and

•	Our ability to continue to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

TERMS AND CONDITIONS OF THE DIVIDEND REINVESTMENT PLAN

 Purpose

1. What is the purpose of the Plan?

The primary purpose of the Plan is to give our stockholders a convenient way to purchase additional shares of our common stock, by reinvesting all of their cash distributions in additional shares of our common stock.

Benefits and Disadvantages

2. What are the benefits and disadvantages of the Plan?

Benefits:

Before deciding whether to participate in the Plan, you should consider the following benefits of participation in the Plan:

•
You will realize the convenience of having all of your cash distributions automatically reinvested in additional shares of our common stock. Since the reinvestment agent will credit fractional shares of common stock to your account, you will receive full investment of your distributions.

•	You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your account, including purchases and latest balances.

•	We, not you, will pay all costs of administering the Plan.

Disadvantages:

Before deciding whether to participate in the Plan, you should consider the following disadvantages of participation in the Plan:

•
Your reinvestment of cash distributions will result in your being treated for federal income tax purposes as having received, on the distribution payment date, a distribution equal to the fair market value of our common stock that you received to the extent of our earnings and profits attributable to that distribution. The distribution may give rise to a liability for the payment of income tax without providing you with immediate cash to pay the tax when it becomes due.

•
Because our common stock is not listed on a national securities exchange, the price for shares purchased under the Plan will not be determined by market conditions. This price may fluctuate based on the determination of our board of directors. These fluctuations may change the number of shares of our common stock that you receive. See Question 7 for a discussion of how the price for the shares is determined.

•	You may not pledge shares of common stock deposited in your account while you are participating in the Plan.

Administration

3. Who will administer the Plan?

Reinvestment agent.  DST Systems, Inc., or another entity we may designate, will serve as the reinvestment agent of the Plan. The reinvestment agent:

•	acts as your agent;

•	keeps records of all accounts;

•	sends your account statements to you; and

•	performs other duties relating to the Plan.

You should send all correspondence with the reinvestment agent to:

DST Systems, Inc.
333 W. 11th St.
Kansas City, MO 64105
1-816-435-1000

Transfer agent.  DST Systems Inc., or another entity we may designate, will serve as the transfer agent of the Plan. If you decide to transfer ownership of all or part of the shares of common stock held in your account through gift, private sale or otherwise to a person/entity outside the Plan, you should send all correspondence to the address indicated above.

Successor reinvestment agent.  We may replace the reinvestment agent with a successor reinvestment agent at any time. The reinvestment agent may resign as reinvestment agent of the Plan at any time. In either such case, we will appoint a successor reinvestment agent, and we will notify you of such change.

Participation

4. Who is eligible to participate in the Plan?

The Plan is generally open to any stockholder who has received a copy of this prospectus and has shares registered in his or her name. Stockholders who own shares not registered in their name (e.g. registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. You must notify us or the reinvestment agent in the event that, at any time during your participation in the plan, there is an inaccuracy of any representation under your subscription agreement or any material change in your financial condition, such as any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause you to fail to meet the suitability standards set forth in the prospectus for your initial purchase of our shares.

Exclusion from Plan at Our Election.  Notwithstanding any other provision in the Plan, we reserve the right to prevent you from participating in the Plan for any reason.

Enrollment

5. How do I enroll in the Plan?

No action is required if you are already participating in the Plan. If you are not already participating in the Plan and you are eligible to participate in the Plan, you may join the Plan at any time. Once you enroll in the Plan, you will remain enrolled until you withdraw from the Plan or we terminate the Plan or your participation in the Plan.

The Distribution Election  Form.  To enroll and participate in the Plan, you must complete a Distribution Election Form and mail it to DST Systems, Inc. at the address set forth in Question 3. If your shares of common stock are registered in more than one name (such as joint tenants or trustees), all such registered holders must sign the Distribution Election Form. If you are eligible to participate in the Plan, you may sign and return the Distribution Election Form to participate in the Plan at any time.

The reinvestment agent will automatically reinvest any cash distributions paid on all of your shares of common stock until you indicate otherwise or withdraw from the Plan, or until we terminate the Plan or your participation. If you participate in the Plan, we will pay to the reinvestment agent distributions on all shares of common stock held in your account. The reinvestment agent will credit the common stock purchased with your reinvested distributions to your account.

If you are a beneficial owner of shares of common stock and wish for your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf, such broker, bank or other nominee in whose name your shares are held must submit a completed Distribution Election  Form on your behalf.

6. When will my participation in the Plan begin?

If you are not already participating in the Plan and choose to enroll in the Plan, your participation in the Plan will begin with the next distribution payable after receipt of your Distribution Election Form. Once you enroll in the Plan, you will remain enrolled in the Plan until you withdraw from the Plan or we terminate the Plan or your participation in the Plan.

Purchases

7. How are shares purchased under the Plan?

Source of the Shares of Common Stock.  Initially, shares of common stock purchased on your behalf by the reinvestment agent under the Plan will come from our legally authorized but unissued shares of common stock. However, if our shares are listed on a national securities exchange, the reinvestment agent may purchase shares of common stock in the open market or directly from us on your behalf through this registration statement.

Distribution Payment Dates.  We currently declare distributions to our stockholders as of daily record dates and aggregate and pay such distributions quarterly. We cannot assure you that we will continue to pay distributions according to this schedule, and nothing contained in the Plan obligates us to do so. The Plan does not represent a guarantee of future distributions. Neither we nor the reinvestment agent will be liable when conditions, including compliance with the provisions of our charter and rules and regulations of the SEC, prevent the reinvestment agent from buying shares of common stock or interfere with the timing of such purchases.

Price of Shares of Common Stock.  The price of shares of common stock purchased by the reinvestment agent under the Plan directly from us for distribution reinvestments will be determined by our board of directors and may change from time to time. Our board of directors determined that the offering price for the Plan will initially be $9.58 per share. Our shares are not publicly traded and there is no established public trading market for the shares on which to base market value. Investors are cautioned that common stock not publicly traded is generally considered illiquid and the offering price per share under the Plan may not be realized when an investor seeks to liquidate his or her common stock or if we were to liquidate our assets.

The per share price for the Plan was determined based in part upon federal income tax considerations. The United States Internal Revenue Service has ruled, that in connection with a reinvestment plan, a REIT may give a discount of up to 5% on reinvested shares, as a result of the savings to the REIT resulting from directly issuing the reinvestment plan shares, but that a discount in excess of 5% will be treated as a preferential, non-deductible dividend. Accordingly, the per share price for the Plan of $9.58 per share reflects a 5% discount from the $10.08 per share price of primary offering shares offered pursuant to our most recent offering of our common stock pursuant to a registration statement on Form S-11 (No. 333-148854) (the “Third Offering”).

The price per share of the primary offering shares in our Third Offering was determined by our board of directors in January 2009. The determination by our board of directors was subjective and was primarily based on (i) the estimated per share net asset value of the Company as determined by our management at the time the determination was made, plus (ii) the commissions and dealer manager fees associated with the Third Offering. Our management estimated the per-share net asset value of the Company using valuations of our real estate assets and notes payable as of December 31, 2008, which were determined by independent third parties (except for assets acquired within the last year for which we used aggregate cost). Management estimated the values of our other assets and liabilities as of December 31, 2008. In addition, our board of directors also considered our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, and our management’s and Advisor’s recommendations and assessment of our prospects and expected execution of our investment and operating strategies. Declining real estate fundamentals have had a significant negative impact on values of commercial real estate investments. Commercial real estate sales across the U.S. in 2008 and 2009 were dramatically down from the record high volume in 2007, and cap rates have increased across all property types. This has impacted the value of our real estate investments and consequently will likely negatively impact the estimated value of our shares determined by our board of directors in the future.

The valuations of our real estate assets and notes payable, as well as the methodology utilized by our management in estimating our per-share net asset value, were based on a number of assumptions and estimates which may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are currently externally managed were applied to our estimated per-share valuation, and no attempt was made to value the Company as an enterprise.

Number of Shares to be Purchased.  The reinvestment agent will invest for you the total dollar amount equal to the cash distribution on all shares of common stock, including fractional shares, held in your account. Subject to restrictions contained in our charter on transfer and ownership of our common stock described in Question 14, there is no limit on the number of shares of common stock you may purchase through distribution reinvestment. The reinvestment agent will purchase for your account the number of shares of common stock equal to the total dollar amount to be invested for you, as described above, divided by the applicable purchase price. The reinvestment agent will deduct from the amount to be invested for you any amount that we are required to deduct for tax withholding purposes.

Certificates

8. Will I receive certificates for shares purchased?

Book-Entry.  Unless your shares are held by a broker, bank or other nominee, we will register shares of common stock that the reinvestment agent purchases for your account under the Plan in your name. The reinvestment agent will credit such shares to your account in “book-entry” form. This service protects against the loss, theft or destruction of certificates representing shares of common stock.

Reports

9. How will I keep track of my investments?

Within 90 days after the end of each fiscal year, we will send you a detailed statement that will provide the following information with respect to your account:

•	total cash distributions received during the prior fiscal year, including the dates of the distributions;

•	total number of shares of common stock purchased (including fractional shares) and the dates of such purchases;

•	price paid per share of our common stock; and

•	total number of shares of common stock in your account.

In addition, we will provide you with an individualized quarterly report following each distribution payment, showing the number of shares owned prior to the current distribution, the amount of the current distribution and the number of shares owned after the current distribution.

You should retain these statements to determine the tax cost basis of the shares purchased for your account under the Plan.

Withdrawal

10. How would I withdraw from participation in the Plan?

Withdrawal from the Plan.  You may withdraw from the Plan at any time. In order to withdraw from the Plan, you must provide written notice instructing DST Systems, Inc. to terminate your account. Any such withdrawal will be effective only with respect to distributions paid more than 30 days after we receive your written notice After we terminate your account, we will pay to you all cash distributions on shares of common stock owned by you unless you rejoin the Plan.

Rejoining the Plan after Withdrawal.  After you withdraw from the Plan, you may again participate in the Plan at any time by filing a new Distribution Election  Form with the reinvestment agent.

Tax Considerations

11. What are the income tax consequences for participants in the Plan?

You are encouraged to consult your personal tax advisers with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions under the Plan, your tax basis and holding period for our common stock acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of common stock. The following is a brief summary of the material federal income tax considerations applicable to the Plan, is for general information only, does not purport to address all U.S. federal income tax consequences that may be relevant to a particular participant in the Plan, and is not tax advice. In particular, this summary generally does not address tax consequences to persons who are not United States persons. In general, a United States person is an individual who is a citizen or resident of the United States, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in the United States or under the laws of the United States or of any state or the District of Columbia, an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person. Partners in partnerships that hold shares of common stock and participate in the Plan should consult their own tax advisers regarding their tax consequences.

As in the case of nonreinvested cash distributions, the distributions that are reinvested under the Plan will constitute taxable distributions to you to the extent of our current and accumulated earnings and profits allocable to the distributions, and any excess distributions will constitute a return of capital that reduces the basis of your common stock and gain to the extent the excess distribution exceeds your tax basis in your common stock. In addition, if we designate part or all of our distributions as capital gain distributions, you would treat those designated amounts as long-term capital gains. Distributions that we pay are not eligible for the dividends received deduction otherwise generally available to a stockholder that is a corporation.

Your tax basis in your common stock acquired under the Plan will generally equal the total amount of distributions you are treated as receiving, as described above. Your holding period in common stock acquired under the Plan generally begins on the day following the date on which the common stock is credited to your account.

12. What are the tax consequences of dispositions?

When you withdraw shares from the Plan, you will not realize any taxable income. You may recognize a gain or loss upon your disposition of common stock you receive from the Plan. The amount of any gain or loss you recognize will be the difference between your amount realized, generally the amount of cash you receive, for the common stock and your tax basis in the common stock. Generally, gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for federal income tax purposes as capital gain or loss if you do not hold the common stock as a dealer. The capital gain or loss will be taxed as long-term capital gain or loss if your holding period for the common stock exceeds one year, except that, to the extent of any capital gain distributions received with respect to your common stock, capital losses on common stock you held for six months or less will be treated as long-term capital losses.

13. How are backup withholding and information reporting provisions applied to you?

In general, any distribution reinvested under the Plan is not subject to federal income tax withholding, unless you are not a United States person otherwise subject to such withholding on cash dividends received from us, in which case, only the net amount of the distribution, after deduction for any such withholding, will be reinvested under the Plan. The reinvestment agent or we may be required, however, to deduct as `backup withholding` at rates described below a portion of all distributions paid to you, regardless of whether those distributions are reinvested pursuant to the Plan. Similarly, the reinvestment agent may be required to deduct backup withholding from all proceeds of sales of common stock held in your account. The backup withholding rate is currently 28%. You are subject to backup withholding if (i) you fail to properly furnish the reinvestment agent and us with your correct taxpayer identification number (“TIN”), (ii) the Internal Revenue Service notifies the reinvestment agent or us that the TIN you furnished is incorrect, (iii) the Internal Revenue Service notifies the reinvestment agent or us that backup withholding should be commenced because you failed to report on your tax return certain amounts paid to you, or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from distributions before those distributions are reinvested under the Plan. Therefore, if you are subject to backup withholding, your distributions to be reinvested under the Plan will be reduced by the backup withholding amount. The withheld amounts constitute a credit on your federal income tax return or may be refundable. Backup withholding will not apply, however, if you (i) furnish a correct TIN and certify that you are a United States person not subject to backup withholding on Internal Revenue Service Form W-9 or an appropriate substitute form, (ii) provide a certificate of foreign status on Internal Revenue Service Form W-8BEN or an appropriate substitute form or (iii) are otherwise exempt from backup withholding. The reinvestment agent or we will send a Form 1099-DIV to you and to the Internal Revenue Service after the end of each year, reporting all distribution income you received during the year on your common stock.

14. Is there any limit on the amount of common stock I can purchase pursuant to the Plan?

In order for us to qualify as a REIT under the Internal Revenue Code (the “Code”), no more than 50% of the value of outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this “closely held” test, our charter provides that, subject to some exceptions, no person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Code, (i) more than 9.8% in value of our aggregate outstanding stock, (ii) more than 9.8%, in number of shares or value, whichever is more restrictive, of our outstanding common stock, or (iii) our capital stock to the extent that such ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year). Our board of directors may exempt a person from the 9.8% ownership limit upon such conditions as the board of directors may direct. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee if it would result in the termination of our status as a REIT. In addition, our common stock must be beneficially owned by 100 persons or more persons during at least 335 days of a taxable year or during a proportionate part of a short taxable year.

Any acquisition of shares of common stock under the Plan is subject to being voided, ab initio, in the event that acquisition would result in a violation of the ownership limitation, the “closely held” test or the 100 stockholder requirement, or certain other requirements or restrictions that could jeopardize our status as a REIT. If your acquisition is voided, you will receive in cash any distributions that were to be reinvested, without interest.

Other Provisions

15. How can I vote my shares?

We will send you proxy materials for any meeting of stockholders that will set forth matters to be voted upon and contain a proxy card or other instructions for voting your shares. You may vote your shares of common stock either by designating your vote on the proxy card, by voting in accordance with other instructions or by voting such shares in person at the meeting of stockholders.

16. What are your and the reinvestment agent’s responsibilities?

We, the reinvestment agent and any of our agents, in administering the Plan, are not liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which shares of our common stock are purchased or sold for a participant’s account. We, the reinvestment agent and any of our agents will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable law, including federal securities laws. Since we have delegated all responsibility for administering the Plan to the reinvestment agent, we specifically disclaim any responsibility for any of the reinvestment agent’s actions or inactions in connection with the administration of the Plan. None of our directors, officers, or stockholders or agents of the reinvestment agent will have any personal liability under the Plan.

17. How will a stock split affect my account?

We will adjust your account to reflect any stock split, reverse stock split or distribution payable in shares of common stock. In such event, the reinvestment agent will receive and credit to your account the applicable number of full shares and the value of any fractional shares.

18. Can I pledge my shares under the Plan?

You may not pledge any shares of common stock credited to your account while you are participating in the Plan. Any attempted pledge will be void. If you wish to pledge your shares of common stock, you first must terminate your participation in the Plan. See Question 10.

19. How can I transfer my shares?

You may transfer ownership of all or part of the shares of common stock held in your account through gift, private sale or otherwise. If you wish to transfer ownership, you should contact the transfer agent by telephone as set forth in Question 3. The transfer agent will  provide you with instructions on how to complete the transfer.

20. Can the Plan be amended or terminated?

Our board of directors may by majority vote amend or terminate the Plan for any reason upon 10 days notice to all participants.

21. What happens if you terminate the Plan?

If we terminate the Plan, the reinvestment agent will send to each participant (i) a statement of account detailing the items listed in Question 9 and (ii) a check for the amount of any distributions in the participant’s account that have not been reinvested in shares.

22. Are there any risks associated with the Plan?

Your investment in shares purchased under the Plan is no different from any investment in shares that you hold directly. Neither we nor the reinvestment agent can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from changes in the fair market value or market price with respect to shares of common stock purchased under the Plan. Please see “Risk Factors.”

23. How will you interpret and regulate the Plan?

We may interpret, regulate and take any other action in connection with the Plan that we deem reasonably necessary to carry out the Plan. As a participant in the Plan, you will be bound by any actions taken by us or the reinvestment agent.

24. What law governs the Plan?

The laws of the State of Maryland will govern the terms, conditions and operation of the Plan.

USE OF PROCEEDS

The proceeds raised pursuant to the Plan will be used for general corporate purposes, including, but not limited to, funding our share redemption program, investing in real properties, and other real estate investments, paying fees and other expenses and repaying debt. We cannot predict with any certainty how much of the Plan proceeds will be used for any of the above purposes, and we have no basis for estimating the number of Plan shares that will be sold. The proceeds raised from the sale of shares to New York residents pursuant to the Plan will be held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus.

 We will pay all issuer costs, including but not limited to actual expenses incurred in connection with the registration and offering of the Plan, such as legal, accounting, printing, state and federal filing fees, transfer/reinvestment agent fees and costs, postage, data processing fees and other offering-related expenses.

PLAN OF DISTRIBUTION

We are offering a maximum of $150,000,000 shares to our stockholders through the Plan. We have no basis for estimating the number of shares that will be sold. We will not pay any selling commissions or dealer manager fees in connection with the sale of shares pursuant to the Plan.

LEGAL MATTERS

Venable LLP has issued an opinion to us regarding certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered pursuant to the Plan.

EXPERTS

The consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated June 30, 2010, and the related financial statement schedules of the Company, the consolidated financial statements of Hines US Core Office Fund LP and subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, and the consolidated financial statements of HCB II River LLC and subsidiaries as of December 31, 2009 and for the year then ended, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference into this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (except for Items 6, 7 and 8, which are incorporated by reference to the Current Report on Form 8-K filed on June 30, 2010);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	Our Current Reports on Form 8-K filed with the SEC on January 8, 2010, April 13, 2010, April 28, 2010, May 26, 2010 and June 30, 2010;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2010;

•	Amendment No. 1 to our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 27, 2010;

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 16, 2004, including any amendment or reports filed for the purpose of updating such description; and

•
All documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities described in this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus contained in the registration statement but not delivered with this prospectus upon written or oral request, at no cost to the requester. Requests for such reports or documents must be made to Hines Real Estate Investment Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Such documents may also be accessed on our website at www.HinesREI.com.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), that registers the distribution of the shares offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference into this prospectus, contains additional relevant information about us and the shares of common stock offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

During this offering and for every fiscal year after the closing of this offering, we will make available to all investors our annual report on Form 10-K, which annual report shall contain our audited financial statements, including a balance sheet and the related statements of income and retained earnings and changes in financial position, accompanied by a report of an independent public accountant.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.HinesREI.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

Appendix A

HINES REAL ESTATE INVESTMENT TRUST, INC.
DIVIDEND REINVESTMENT PLAN
(As of January 26, 2009)

Hines Real Estate Investment Trust, Inc., a Maryland Corporation (the “Company”), has adopted the following Dividend Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s charter (the “Charter”) unless otherwise defined herein.

1. Dividend Reinvestment.  As an agent for the shareholders (“Shareholders”) of the Company who purchase shares of the Company’s shares of common stock (the “Shares”) pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all dividends and other distributions authorized and paid in respect of the Shares held by each Participant, but exclusive of distributions made to Shareholders attributable to the net proceeds from the sale of all or substantially all of the Company’s properties (“Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date.  The effective date of the most recent amendment to this DRP was January 26, 2009.

3. Procedure for Participation.  Any Shareholder who owns Shares and who has received a prospectus, as contained in a Company’s Registration Statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange or inclusion of the Shares for quotation on a national securities market he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 8 below. If the DRP transaction involves Shares which are registered with the Securities and Exchange Commission (the “Commission”) in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall make available to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide public notification to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his participation pursuant to the provisions of Section 8 below.

4. Purchase of Shares.  Beginning with distributions scheduled to be paid for the first quarter of 2009, participants will acquire DRP Shares from the Company at a fixed price of $9.58 per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors of the Company decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange or national securities market (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, national securities market or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.

A-1

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. Shares Certificates.  The ownership of the Shares purchased through the DRP will be in book-entry form only.

6. Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

7. Commissions.  The Company will not pay any selling commissions or Dealer Manager fees in connection with Shares sold pursuant to the DRP.

8. Termination by Participant.  A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to dividends paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange or inclusion of the shares for quotation on a national securities market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Dividends, if any, will be distributed to the Shareholder in cash.

9. Taxation of Distributions.  The reinvestment of Dividends in the DRP does not relieve Participants of any taxes which may be payable as a result of those Dividends and their reinvestment in Shares pursuant to the terms of the DRP.

10. Amendment or Termination of DRP by the Company.  The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days’ notice to the Participants.

11. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

A-2

PART II   - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of expenses that were estimated at the commencement of the offering to be incurred by us in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$10,695
Blue Sky Fees and Expenses	$39,333
Legal fees and expenses	$50,000
Accounting fees and expenses	$50,000
Printing and engraving expenses	$10,000
Miscellaneous fees and expenses	$25,000
Total	$185,028

Item 15.  Indemnification of Directors and Officers.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the conditions set forth in this Item, our charter and bylaws provide that we shall, subject only to the limitations in our charter and bylaws, or any limitations required by the MGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment narrows the limitations of our ability to provide indemnification rights compared to such rights existing prior to such amendment), indemnify and hold harmless any present or former director or officer of Hines REIT or any person who while serving as a director or officer of Hines REIT served at Hines REIT’s request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each an “Indemnified Party”) against, and shall pay, advance or reimburse the reasonable expenses of any Indemnified Party related to, any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our charter and bylaws, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our charter and bylaws provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf of us; (ii) the legal action is initiated by a third party who is not a stockholder of ours or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the corporation’s charter and bylaws; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our charter or bylaws, or under resolutions of stockholders or directors, contract or otherwise. We have entered into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our charter, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that such indemnification or advance is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by provisions in our charter and bylaws, as a contract, they cannot be unilaterally modified by the board of directors or by the stockholders to eliminate the rights they provide. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

(a) Exhibits.  The following exhibits are included herein or incorporated herein by reference.

Exhibit Number	Description of Exhibit

3.1
Second Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 5 to the Second Registration Statement on July 16, 2007, and incorporated by reference herein)

3.2
Second Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated July 28, 2006 and incorporated herein by reference).

4.1	Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan (included as Appendix A to the Prospectus)*
5.1	Opinion of Venable LLP, regarding the legality of the offered securities*
23.1	Consent of Deloitte and Touche LLP*
23.2	Consent of Venable LLP (contained in Exhibit 5.1 above)
23.3	Consent of Greenberg Traurig, LLP*
24.1	Power of Attorney (included on signature page hereto)
99.1	Consent of Lee A. Lahourcade *
________________________

*Filed herewith

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That if this registration statement is permitted by Rule 430A, that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 30, 2010.

             HINES REAL ESTATE INVESTMENT, INC.

By:	/s/ Charles N. Hazen
Name:	Charles N. Hazen
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Hines Real Estate Investment Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Ryan T. Sims, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines	Chairman of the Board of Directors	June 30, 2010
Jeffrey C. Hines

/s/ Charles N. Hazen	President and Chief Executive Officer	June 30, 2010
Charles N. Hazen

/s/ Sherri W. Schugart	Chief Financial Officer	June 30, 2010
Sherri W. Schugart

/s/ Frank R. Apollo	Senior Vice President — Finance; Treasurer and Secretary	June 30, 2010
Frank R. Apollo

/s/ Ryan T. Sims	Chief Accounting Officer	June 30, 2010
Ryan T. Sims

/s/ Charles M. Baughn	Director	June 30, 2010
Charles M. Baughn

/s/ George A. Davis	Director	June 30, 2010
George A. Davis

/s/ Thomas A. Hassard	Director	June 30, 2010
Thomas A. Hassard

/s/ C. Hastings Johnson	Director	June 30, 2010
C. Hastings Johnson

/s/ Stanley D. Levy	Director	June 30, 2010
Stanley D. Levy

/s/ Paul B. Murphy Jr.	Director	June 30, 2010
Paul B. Murphy Jr.